Law Offices of

Paul, Hastings, Janofsky & Walker LLP

A Limited Liability Partnership Including Professional Corporations

55 Second Street

San Francisco, California 94105

Telephone (415) 856-7000

Facsimile (415) 856-7100

Internet: www.paulhastings.com

January 28, 2010

GE Institutional Funds

3001 Summer Street

Stamford, Connecticut 06905

Re:	GE Institutional Funds

File Nos. 333-29337 and 811-08257 (the “Registrant”)

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Registrant, as shown in Post-Effective Amendment No. 29 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,
/s/ Paul, Hastings, Janofsky & Walker LLP